UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  (Date of earliest event reported) June 30, 2026

OLD REPUBLIC INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10607	36-2678171
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

307 North Michigan Avenue	Chicago	Illinois	60601
(Address of principal executive offices) (Zip Code)

(312)	346-8100
(Registrant’s telephone number, including area code)

N /A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 140.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock / $1 par value	ORI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On June 30, 2026, Old Republic International Corporation (“ORI”) announced the results of the special meeting of the members of Everett Cash Mutual Insurance Co. (“ECM”) at which members approved, among other matters, the conversion of ECM from a mutual insurance company to a stock insurance company named ECM Insurance Company and the acquisition of ECM Insurance Company and its subsidiaries (the “ECM Group”) by Old Republic. In addition, ORI completed its offering of shares of its common stock for cash on a subscription basis to certain of the ECM members, employees, and non-employee directors. ORI received subscriptions for approximately $24,667,369.00 through the sale of shares at a purchase price of $25.8025 per share, which represented a 35.00% discount to the volume-weighted average trading price of $39.6961 for the 10-trading day period ending Monday, June 29, 2026.

Pursuant to the terms of the Plan of Conversion, upon the filing of ECM’s amended and restated certificate of incorporation with the Secretary of State of Pennsylvania on July 1, 2026, will ORI deliver up to 955,903 shares of its common stock, which represents the maximum number of shares to be sold in the offering, and complete its acquisition of the ECM Group.

The full text of the press release announcing this transaction is included as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OLD REPUBLIC INTERNATIONAL CORPORATION
Registrant

Date: June 30, 2026	By: /s/ Thomas A. Dare
Thomas A. Dare
Senior Vice President,
Secretary and General Counsel